Exhibit 99.8

Conditional Notice of Conversion of

Shares of Class A Common Stock of

CBS CORPORATION

for the

Offer to Exchange

up to 97,000,000 Shares of Common Stock of

CBS OUTDOOR AMERICAS INC.

which are owned by CBS Corporation

for Outstanding Shares of Class B Common Stock of

CBS CORPORATION

Pursuant to the Prospectus dated June 11, 2014

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 9, 2014, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF CBS CLASS B COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

June 11, 2014

Reference is made to the prospectus dated June 11, 2014 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, which, together with any amendments or supplements thereto or hereto, constitute the offer to exchange (the “Exchange Offer”) by CBS Corporation, a Delaware corporation (“CBS”), up to 97,000,000 shares of common stock, par value $0.01 per share (“Outdoor Americas common stock”), of CBS Outdoor Americas Inc., a Maryland corporation (“Outdoor Americas”), owned by CBS for outstanding shares of Class B common stock, $0.001 par value (“CBS Class B common stock”), of CBS that are validly tendered prior to the expiration of the Exchange Offer and not validly withdrawn, at an exchange ratio of shares of Outdoor Americas common stock for each share of CBS Class B common stock tendered, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

Despite the fact that CBS Class A common stock may not be tendered into the Exchange Offer, holders of shares of CBS Class A common stock may participate in the Exchange Offer, either by:

•	converting their shares of CBS Class A common stock into an equal number of shares of CBS Class B common stock in advance of the expiration of the Exchange Offer and tendering such shares of CBS Class B common stock received upon conversion in advance of the Expiration Date; or

•	conditionally converting their shares of CBS Class A common stock into an equal number of shares of CBS Class B common stock pursuant to the procedure set forth in the Prospectus by executing and delivering to the Exchange Agent for the Exchange Offer: (i) a conditional notice of conversion for all such shares of CBS Class A common stock submitted to be exchanged, accompanied by payment of documentary, stamp or similar issue or transfer taxes, if any; and (ii) a Letter of Transmittal for CBS Class B common stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message, in each case with respect to which the shares of CBS Class A common stock have been submitted for exchange, noting that shares of CBS Class A common stock will be converted to the extent the CBS Class B common stock is accepted for exchange in the Exchange Offer. To the extent shares of CBS Class A common stock are not converted, the Exchange Agent for the Exchange Offer will promptly return the payment of documentary, stamp or similar issue or transfer taxes, if any.

The undersigned hereby agrees to convert shares of CBS Class A common stock into shares of CBS Class B common stock for tender in accordance with the terms of the CBS Class A common stock, and if so indicated below, on the condition and only to the extent that such shares of CBS Class B common stock are accepted for tender and are not validly withdrawn in the Exchange Offer, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The undersigned hereby directs that the shares of CBS Class B common stock issuable and deliverable upon such conversion be issued in the name of the undersigned and registered directly in the share register of CBS.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, N.A.

By Mail:	By Hand or Overnight Courier:
Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department P.O. Box 64854 St. Paul, Minnesota 55164-0854	By 5:00 p.m. NYC time on Expiration Date* Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

The Information Agent for the Exchange Offer is:

GEORGESON INC.

480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310

1-888-624-7035 (for all shareholders toll-free in the United States)

+1-781-575-3340 (all others outside the U.S.)

Delivery of this Conditional Notice of Conversion to an address other than one of those shown above does not constitute a valid delivery. Deliveries to CBS or Outdoor Americas will not be forwarded to Wells Fargo Bank, N.A., and therefore will not constitute valid delivery to Wells Fargo Bank, N.A. Deliveries to The Depository Trust Company (“DTC”) will not constitute valid delivery to Wells Fargo Bank, N.A.

In order to convert your shares of CBS Class A common stock into shares of CBS Class B common stock, you must send the Exchange Agent for the Exchange Offer payment of documentary, stamp or similar issue or transfer taxes, if any, in connection with such conversion, with your delivery of this Conditional Notice of Conversion. If you are conditionally converting your shares of Class A common stock, to the extent shares of CBS Class A common stock are not converted, the Exchange Agent for the Exchange Offer will promptly return the payment of documentary, stamp or similar issue or transfer taxes, if any.

*Holders of CBS Class A common stock who are submitting all required documents by hand or overnight courier and cannot deliver all other required documents to the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date of the Exchange Offer (as defined in the Prospectus), must tender their shares according to the guaranteed delivery procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures” of the Prospectus, including delivery of this Conditional Notice of Conversion.

DESCRIPTION OF SHARES OF CBS CLASS A COMMON STOCK TENDERED FOR CONVERSION
Account Registration Name	Number of Share(s) of CBS Class A Common Stock Tendered (Please attach additional signed list, if necessary)

Total Shares Tendered

CONVERSION INSTRUCTIONS

Check one of the following two options:

A.	Convert all of my shares of CBS Class A common stock listed in the column on the front cover of this document titled “Number of Share(s) of CBS Class A Common Stock Tendered for Conversion” now:

☐	Convert all of my shares of CBS Class A common stock listed in the column on the front cover of this document titled “Number of Share(s) of CBS Class A Common Stock Tendered for Conversion” into an equal number of shares of CBS Class B common stock upon receipt by Wells Fargo Bank, N.A., of this Conditional Notice of Conversion. Tender the shares of CBS Class B common stock received upon conversion to CBS in accordance with the Letter of Transmittal delivered herewith and return the shares of CBS Class B common stock that are not accepted for purchase by CBS to the undersigned.

B.	Conditionally convert all of my shares of CBS Class A common stock listed in the column on the front cover of this document titled “Number of Share(s) of CBS Class A Common Stock Tendered for Conversion” into an equal number of shares of CBS Class B common stock to the extent the CBS Class B common stock is accepted for exchange in the Exchange Offer:

☐	Tender the shares of CBS Class B common stock issuable upon conversion of the shares of CBS Class A common stock listed in the column on the front cover of this document titled “Number of Share(s) of CBS Class A Common Stock Tendered for Conversion” in accordance with the Letter of Transmittal delivered herewith but convert into shares of CBS Class B common stock only that number of shares of CBS Class A common stock as necessary to deliver the number of shares of CBS Class B common stock accepted for exchange by CBS in the Exchange Offer. Return the unconverted shares of CBS Class A common stock to the undersigned.

You must fill out and return to Wells Fargo Bank, N.A., a Letter of Transmittal for shares of CBS Class B common stock in order to properly tender the shares of CBS Class B common stock issuable upon conversion of your shares of CBS Class A common stock.

This Conditional Notice of Conversion shall constitute the notice of conversion required to be delivered by Article IV, Section 2(E) of the Amended and Restated Certificate of Incorporation of CBS.

REPRESENTATIONS

The undersigned hereby covenants, represents and warrants to CBS that:

(a) the undersigned has good, marketable and unencumbered title to the shares of CBS Class A common stock, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim; and

(b) on request, the undersigned will execute and deliver any additional documents Wells Fargo Bank, N.A., or CBS deems necessary or desirable to complete the assignment, transfer and conversion of the shares of CBS Class A common stock surrendered hereby;

(c) the undersigned has sent, or is sending with the delivery of this Conditional Notice of Conversion, payment of documentary, stamp or similar issue or transfer taxes, if any, in connection with the conversion of the shares of CBS Class A common stock.

STOCKHOLDER(S) SIGN HERE

(See Instruction 3.)

Must be signed by registered holder(s) exactly as name(s) appear(s) in CBS’s share register or on a security position listing or by person(s) authorized to become registered holder(s) by documents transmitted herewith. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide full title and see Instruction 3.

Signature (s)

Dated: , 2014

Name (s):

Please Print

Capacity (full title):

Address:

Include Zip Code

(Area Code) Telephone Number:
APPLY MEDALLION STAMP BELOW

INSTRUCTIONS

1.	GENERAL

Fill in the number of shares of CBS Class A common stock that are to be converted in the column on the front cover of this document titled “Number of Share(s) of CBS Class A Common Stock Tendered for Conversion.” The method of delivery of all documents is at the option and risk of the stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is requested. In all cases, sufficient time should be allowed to assure delivery.

2.	PROCESS FOR TENDERING SHARE OF CBS CLASS B COMMON STOCKS RECEIVED UPON CONVERSION

By submitting this Conditional Notice of Conversion for your shares of CBS Class A common stock and checking the box under “A” above in the section titled “Conversion Instructions,” you are converting your shares of CBS Class A common stock into shares of CBS Class B common stock upon receipt by Wells Fargo Bank, N.A., of this Conditional Notice of Conversion, whether or not any or all of the shares of CBS Class B common stock you have tendered are accepted for exchange by CBS in the Exchange Offer.

By submitting this Conditional Notice of Conversion for your shares of CBS Class A common stock and checking the box under “B” above in the section titled “Conversion Instructions,” you are conditionally converting your shares of CBS Class A common stock into shares of CBS Class B common stock to the extent the CBS Class B common stock is accepted for exchange in the Exchange Offer.

If you do not check either box under “A” or “B” above in the section titled “Conversion Instructions,” you will be presumed to have checked the box under “A” above.

In order to properly surrender your shares of CBS Class A common stock for conversion and tender the shares of CBS Class B common stock issuable upon conversion, you must send the following to Wells Fargo Bank, N.A., at the address on the front cover of this document:

•	this Conditional Notice of Conversion, accompanied by payment of documentary, stamp or similar issue or transfer taxes, if any, in connection with such conversion; and

•	a Letter of Transmittal for the shares of CBS Class B common stock to be tendered.

You should fill out the Letter of Transmittal for shares of CBS Class B common stock as if you were the registered holder of the shares of CBS Class B common stock issuable upon conversion of the shares of CBS Class A common stock surrendered herewith. The preferences you indicate in the Letter of Transmittal for shares of CBS Class B common stock will determine the terms and conditions upon which your shares of CBS Class B common stock will be tendered to CBS.

3.	SIGNATURE, ASSIGNMENTS AND GUARANTEE REQUIREMENTS

If this Conditional Notice of Conversion is signed by the registered holder(s) of the shares of CBS Class A common stock transmitted hereby, the signature(s) must correspond exactly with the name(s) as written in CBS’s share register without any change whatsoever.

If the shares of CBS Class A common stock are registered in the names of two or more joint holders, each such holder must sign this Conditional Notice of Conversion.

If any tendered shares of CBS Class A common stock are registered in different names, it will be necessary to complete, sign and submit as many separate Conditional Notices of Conversion, or photocopies thereof, as there are different registrations.

When this Conditional Notice of Conversion is signed by the registered holder(s) of the shares of CBS Class A common stock surrendered hereby, no endorsements representing such shares or separate stock powers are required. If this Conditional Notice of Conversion is signed by a person other than the registered holder(s) of the shares listed, this Conditional Notice of Conversion must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) in CBS’s share register, and the signature(s) on such stock power(s) must be guaranteed by an eligible guarantor institution (as defined below).

If this Conditional Notice of Conversion or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence to Wells Fargo Bank, N.A., that is satisfactory to CBS of their authority to so act. If shares of CBS Class A common stock are submitted by joint holders or owners, all such persons must sign the Conditional Notice of Conversion. If shares of CBS Class A common stock are registered in different names or forms of ownership, separate Conditional Notices of Conversion must be completed, signed and returned for each different registration.

No signature guarantee is required if either:

(1) this Conditional Notice of Conversion is signed by the registered holder of the shares of CBS Class A common stock exactly as the name of the registered holder appears in CBS’s share register; or

(2) such shares of CBS Class A common stock are submitted for the account of a firm which is a member in good standing of the Securities Transfer Agents Medallion Program or by an eligible guarantor institution (as defined in Rule 17Ad-15 under the Exchange Act) (each of the foregoing, an “Eligible Institution”).

4.	TAXES ON CONVERSION

In order to convert your shares of CBS Class A common stock into shares of CBS Class B common stock, you must send the Exchange Agent for the Exchange Offer payment of documentary, stamp or similar issue or transfer taxes, if any, in connection with such conversion, with your delivery of this Conditional Notice of Conversion. If you are conditionally converting your shares of Class A common stock, to the extent shares of CBS Class A common stock are not converted, the Exchange Agent for the Exchange Offer will promptly return the payment of documentary, stamp or similar issue or transfer taxes, if any.

5.	WITHDRAWAL RIGHTS

If you elected to convert all of your shares of CBS Class A common stock upon receipt by Wells Fargo Bank, N.A., of this Conditional Notice of Conversion (by checking the box under “A” in the section titled “Conversion Instructions” above), you may not withdraw this Conditional Notice of Conversion and your conversion will be effective immediately upon receipt by Wells Fargo Bank, N.A. You may withdraw your tender in the Exchange Offer of the shares of CBS Class B common stock issued upon conversion by following the procedures set forth in the Prospectus.

If you elected to conditionally convert your shares of CBS Class A common stock into shares of CBS Class B common stock to the extent the CBS Class B common stock is accepted for exchange in the Exchange Offer (by checking the box under “B” in the section titled “Conversion Instructions” above), you may withdraw this Conditional Notice of Conversion by withdrawing your tender of shares of CBS Class B common stock in the Exchange Offer, by following the procedures set forth in the Prospectus.

6.	QUESTIONS ON HOW TO SUBMIT OR CONVERT YOUR SHARE OF CBS CLASS A COMMON STOCKS

Questions and requests for assistance on how to submit or convert your shares of CBS Class A common stock, as well as requests for additional copies of this Conditional Notice of Conversion, should be directed to the information agent, Georgeson Inc., toll -free at 1-888-624-7035 (for all shareholders in the United States) and +1-781-575-3340 (all others outside the United States). You may also contact the information agent for assistance with any questions you may have about the Exchange Offer.